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                                                                    EXHIBIT 10.5


                         [NATIONAL GAMING LETTERHEAD]



Randy Otis                                              October 31, 1995
2939 Maple Street
Fargo, N.D. 58102

Dear Randy:

     We have determined that, for purposes of financing and for the structuring that may be required if expansion is pursued in the future, we will be better served to control all of the Jubilee Casino located in Cripple Creek, Colorado. Therefore, we are extending the following offer to purchase your minority Interest in the Jubilee Casino which resulted from your bringing the transaction to National Lodging. In addition, we are asking you to warrant that there are no other interests involved, other than your interest addressed in this letter.

     National Gaming Companies, Inc. offers, in exchange for any and all interests Randy Otis has in the Jubilee Casino, the following consideration:

     1.  $25,000 cash payable as follows:

             $ 5,000 on November 1, 1995
             $10,000 on November 1, 1996
             $10,000 on November 1, 1997

     2.  100,000 shares of common stock in National Gaming Companies, Inc.

     3. Payment of the above to be guaranteed by National Lodging Companies, Inc.

     National Gaming is the entity that will manage the casino and will own it as well as the surrounding land parcels used for parking. The present estimated value of NGC ranges between $.20 and $.60 per share, depending on the land value assumptions used. It is our intent to also construct and own a 100-room motel near the casino within National Gaming as well.

     We intend to pursue other gaming opportunities through National Gaming. At present, we are looking at several other gaming opportunities in Arizona, Washington and Mississippi. It is our belief that, subject to market conditions and other factors, we can eventually take NGC public which may create some liquidity for your stock.

Very truly yours,
NATIONAL GAMING COMPANIES, INC.
                                       AGREED /s/ Randall D. Otis
                                              ----------------------
/s/ Craig Forsman                                 Randall D. Otis
Craig Forsman
Chief Executive Officer                DATE   11/8/95
                                             --------


     National Lodging Companies, Inc. hereby guarantees performance of the above payments and issuance of the stock payment.

NATIONAL LODGING COMPANIES, INC.


/s/ Terrance P. De Roche
--------------------------------
Terrance P. DeRoche, President